CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Green Energy Acquisition Corporation

We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-1 of our report dated December 21, 2007, on the financial statements of Green Energy Acquisition Corporation as of December 12, 2007 and for the period from November 16, 2007 (inception) to December 12, 2007, which appears in such Prospectus. We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

/s/ McGLADREY & PULLEN, LLP
McGLADREY & PULLEN, LLP

New York, New York

December 21, 2007